                              GLACIER BANCORP, INC.
                                 49 COMMONS LOOP
                            KALISPELL, MONTANA 59901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2002
                            9:00 A.M., MOUNTAIN TIME

To the Shareholders of Glacier Bancorp, Inc:

      We invite you to attend the 2002 Annual Shareholders Meeting of Glacier Bancorp, Inc. at the Winchester Room of the West Coast Outlaw Hotel, 1701 Highway 93 South, Kalispell, Montana, at 9:00 a.m. local time. The meeting's purpose is to vote on the following proposal, together with any other business that may properly come before the meeting:

      1. ELECT DIRECTORS. The Board has nominated for election current directors Michael J. Blodnick, Allen J. Fetscher and Fred J. Flanders for three-year terms expiring in 2005 and until their successors are elected and have qualified. The Board has also nominated for election Jon W. Hippler to serve the remaining two years on a three-year term expiring in 2004 and until his successor is elected and has qualified.

      2. AMEND 1995 EMPLOYEE STOCK OPTION PLAN. The Board has approved and recommends to the shareholders a proposal to amend the 1995 Employee Stock Option Plan (as fully described in the attached Proxy Statement).

      3. AMEND 1994 DIRECTORS' STOCK OPTION PLAN. The Board has approved and recommends to the shareholders a proposal to amend the 1994 Directors' Stock Option Plan (as fully described in the attached Proxy Statement).

      If you were a shareholder of record on March 5, 2002, you may vote on the proposals presented at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

      Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy Statement. The directors, officers, and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of the Company and in its growth and development.

March 27, 2002                          BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ James H. Strosahl
                                        James H. Strosahl, Secretary

================================================================================
                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope. You do not need to retain the proxy in order to be admitted to the Annual Meeting. If you attend the Annual Meeting, you may vote either in person or by proxy. You may revoke any proxy that you have given either in writing or in person at any time prior to the proxy's exercise.
================================================================================

                              GLACIER BANCORP, INC.
                                 49 COMMONS LOOP
                            KALISPELL, MONTANA 59901
                                 (406) 756-4200

                                 PROXY STATEMENT

      MEETING INFORMATION. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 29, 2002, for use in connection with the Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the "Company") to be held on Wednesday, April 24, 2002. In this Proxy Statement, the term "we" and "us" refers to Glacier Bancorp, Inc.

      SOLICITATION OF PROXIES. The Board of Directors is soliciting shareholder proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers and by our subsidiaries:

      o     Glacier Bank
      o     Glacier Bank of Whitefish
      o     First Security Bank of Missoula
      o     Valley Bank of Helena
      o     Big Sky Western Bank
      o     Mountain West Bank
      o     Western Security Bank

      In addition, we may engage an outside proxy solicitation firm to render proxy solicitation services. If we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview.

      RECORD DATE. If you were a shareholder on March 5, 2002, you are entitled to vote at the Annual Meeting. There were approximately 17,032,518 shares of common stock outstanding on the Record Date.

      QUORUM. At least a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

      VOTING ON MATTERS PRESENTED. The three nominees for election as directors at the Annual Meeting with terms to expire in 2005 who receive the highest number of affirmative votes will be elected. The one nominee for election as director at the Annual Meeting with a term to expire in 2004 will be elected unless another person is nominated for the class and receives more votes. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be CAST FOR or WITHHELD FROM each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. With respect to the proposals to approve the amendments to the employee and director stock option plans, shareholders may vote FOR the proposals, AGAINST the proposals or may ABSTAIN from voting. The affirmative vote of at least a majority of the total votes present, either in person or by proxy, at the Annual Meeting is required for the approval to amend the stock option plans. Shareholders of record will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

      VOTING OF PROXIES. Shares represented by properly executed proxies that are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR the four nominees listed in this Proxy Statement and FOR the proposed amendments to the employee and director stock option plans unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivering to us of a subsequently dated proxy, or (3) notifying us at the Annual Meeting before the shareholder vote is taken.

      VOTING OF PROXIES BY BENEFICIAL HOLDER. If your shares are held by a bank, broker or other holder of record you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the shareholder meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 5, 2002, the record date.

                             BUSINESS OF THE MEETING

      There are three matters being presented for consideration by our shareholders at the Annual Meeting - (1) the election of directors, (2) the amendment of the 1995 Employee Stock Option Plan, and (3) the amendment of the 1994 Director Stock Option Plan.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

GENERAL

      Our Certificate of Incorporation allows the Board to set the number of directors on the Board within a range of seven to 12. The Articles also authorize the Board to fill vacancies that occur on the Board. The Board has set the number of directors at 10.

      Directors are elected for terms of three years or until their successors are elected and qualified. The Certificate of Incorporation provides for staggered terms, with approximately one-third of the directors elected each year. Delaware law and our Certificate of Incorporation require that our classes of directors be of as near-equal size as possible.

      Harold Tutvedt is retiring from the Board after 19 years of service. Mr. Tudvedt's retirement leaves us with two Board members with terms expiring at this Annual Meeting, and four Board members with terms expiring at each of the annual shareholder meetings in 2003 and 2004. In order to maintain our class sizes as near-equal as possible as required by Delaware law and our Certificate of Incorporation and to avoid having a class composed primarily of management directors, the Board has approved a proposal to nominate current directors Allen Fetscher and Jon Hippler for the classes of directors expiring in 2005 and 2004, respectively. Messrs. Fetscher and Hippler would otherwise NOT be up for reelection at this Annual Meeting; Mr. Fetscher's current term expires in 2004 and Mr. Hippler's expires in 2003. Effective as of the Annual Meeting and subject to re-election, Messrs. Fetscher and Hippler are resigning from their current director classes in order to seek election into the new classes.

      The following table sets forth our current and proposed Board classification, with the directors identified in alphabetical order.

DIRECTOR                       CURRENT TERM EXPIRES        PROPOSED TERM EXPIRES
--------                       --------------------        ---------------------
Michael J. Blodnick                    2002                        2005
William L. Bouchee                     2003                        2003
Allen J. Fetscher                      2004                        2005
Fred J. Flanders                       2002                        2005
Jon W. Hippler                         2003                        2004
Ralph K. Holliday                      2004                        2004
L. Peter Larson                        2003                        2003
John S. MacMillan                      2004                        2004
F. Charles Mercord                     2004                        2004

DIRECTOR                       CURRENT TERM EXPIRES        PROPOSED TERM EXPIRES
--------                       --------------------        ---------------------
Everit A. Sliter                       2003                        2003
Harold A. Tutvedt                      2002                      to retire

      Accordingly, the Board has nominated Michael J. Blodnick, Allen J. Fetscher and Fred J. Flanders for election as directors for three-year terms to expire in the year 2005. The Board has also nominated Jon W. Hippler for election as director to serve the remaining two years of a three-year term expiring in the year 2004. If any of the nominees should refuse or become unable to serve, your proxy will be voted for the person the Board designates to replace that nominee.

      Other nominations for director, if any, may be made only in accordance with the prior notice provisions contained in our Bylaws. These notice provisions require that a shareholder provide us with written notice at least 60 days before the anniversary date of the mailing of proxy materials for the immediately preceding annual meeting. Our Bylaws also set forth the information that must be contained in any such notice of nomination.

                      INFORMATION WITH RESPECT TO NOMINEES
                               AND OTHER DIRECTORS

      The following tables set forth certain information with respect to the director nominees and the other continuing directors, including the number of shares beneficially held by each. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned.

                                                                                             AMOUNT AND NATURE OF
                            AGE AS OF                                                       BENEFICIAL OWNERSHIP OF
                           JANUARY 15,                             DIRECTOR    TERM           COMMON STOCK AS OF
NAME                          2002       POSITION                    SINCE    EXPIRES         JANUARY 15, 2002 (1)
----                       -----------   --------                  --------   -------      -----------------------
NOMINEES FOR DIRECTOR

Michael J. Blodnick          49          Director, President and    1993        2005          142,886 (0.84%)(2)
                                         CEO

Allen J. Fetscher            56          Director,   Chairman  of   1996        2005          179,366 (1.06%)(3)
                                         First  Security  Bank of
                                         Missoula
Fred J. Flanders             65          Director, Chairman of      1998        2005           22,331 (0.13%)(4)
                                         Valley Bank
Jon W. Hippler               57          Director,                  2000        2004           42,787 (0.25%)(5)
                                         Director/President/CEO
                                         of Mountain West Bank
CONTINUING DIRECTORS

William L. Bouchee           60          Director,                  1996        2003          182,568 (1.07%)(6)
                                         Director/President/CEO
                                         of First Security Bank
                                         of Missoula
Ralph K. Holliday            60          Director                   2001        2004           58,291 (0.34%)(7)
L. Peter Larson              63          Director                   1985        2003          338,463 (1.99%)(8)
John S. MacMillan            65          Chairman, Chairman of      1977        2004          183,617 (1.08%)(9)
                                         Glacier Bank

F. Charles Mercord           70          Director                   1975        2004          165,935 (0.98%)(10)
Everit A. Sliter             63          Director,                  1973        2003          169,905 (1.00%)(11)
                                         Director of Glacier Bank

Harold A. Tutvedt            72          Director                   1983        2002          137,271 (0.81%)(12)

(1) Share amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(2) Includes 65,663 shares held jointly with Mr. Blodnick's wife; 35,937 shares owned by Mr. Blodnick's wife; 1,601 shares that Mr. Blodnick is custodian for his children; 10,110 shares held for Mr. Blodnick's account in the Company's Pension and Profit Sharing Plans; 10,397 shares held in an IRA account for the benefit of Mr.

      Blodnick's wife; 550 shares held in a family partnership; and 18,628 shares that could be acquired within 60 days by the exercise of stock options.

(3) Includes 44,488 shares owned by Mr. Fetscher's wife; 38,700 considered beneficially held as Trustee for shares held in a trust for the benefit of Mr. Fetscher's children; 51,452 held by a family corporation, of which Mr. Fetscher is a principal; 700 shares held by Mr. Fetcher's SEPP IRA; and 2,200 shares that could be acquired within 60 days by the exercise of stock options.

(4) Includes 15,173 shares held in an IRA Account for the benefit of Mr. Flanders; and 4,840 shares that could be acquired within 60 days by the exercise of options.

(5) Includes 3,625 shares in IRAs for the benefit of Mr. Hippler and 29,662 shares that could be acquired within 60 days by the exercise of options.

(6) Includes 18,628 shares that could be acquired by Mr. Bouchee within 60 days by the exercise of stock options.

(7) Includes 879 shares held in an IRA account for the benefit of Mr. Holliday and 57,412 shares that could be acquired within 60 days by the exercise of stock options.

(8) Includes 335,202 shares held in a living trust for the benefit of Mr. Larson; 324 shares held in an IRA account for the benefit of Mr. Larson; 737 shares held in an IRA account for the benefit of Mr. Larson's wife; and 2,200 shares that could be acquired within 60 days by the exercise of stock options.

(9) Includes 25,631 shares owned jointly with Mr. MacMillan's wife; 40,722 owned by Mr. MacMillan's wife; 2,934 shares held in an IRA account for the benefit of Mr. MacMillan; 5,131 shares held in an IRA account for the benefit of Mr. MacMillan's wife; 498 shares held in a family partnership; and 2,200 shares that could be acquired within 60 days by the exercise of stock options.

(10) Includes 116,731 shares held in an IRA for the benefit of Mr. Mercord; 18,257 shares owned by Mr. Mercord's wife; 5,896 shares held in an IRA account for the benefit of Mr. Mercord's wife; 587 shares held in a family partnership; and 2,200 shares that could be acquired within 60 days by the exercise of stock options.

(11) Includes 37,205 shares held jointly with Mr. Sliter's wife; 44,562 shares owned by Mr. Sliter's wife; 52,018 shares held in an IRA account for the benefit of Mr. Sliter; 17,385 shares held in an IRA account for the benefit of Mr. Sliter's wife; 7,039 shares held in a simplified employee pension plan; 977 shares held in a savings retirement account; 1,017 shares held in a family partnership; and 2,200 shares that could be acquired within 60 days by the exercise of stock options.

(12) Includes 9,474 shares owned jointly by Mr. Tutvedt's wife and daughter; 4,112 shares held in an IRA account for the benefit of Mr. Tutvedt; 4,160 shares held in an IRA account for the benefit of Mr. Tutvedt's wife; and 2,200 shares that could be acquired within 60 days by the exercise of stock options.

BACKGROUND OF DIRECTORS

      MICHAEL J. BLODNICK was appointed President and Chief Executive Officer of the Company in July 1998. Prior to that time, he served as the Executive Vice President and Secretary of the Company since 1994 and 1993, respectively. Mr. Blodnick is Executive Vice President of Glacier Bank of Whitefish, and serves as a director of Glacier Bank, First Security Bank, Valley Bank, Big Sky Western Bank, Mountain West Bank and Western Security Bank. Mr. Blodnick has been employed by Glacier Bank since 1978.

      WILLIAM L. BOUCHEE has served as the President and Chief Executive Officer of First Security Bank since 1991. Mr. Bouchee is also a director of First Security Bank and has served on the Board of Directors of the Company since 1996.

      ALLEN J. FETSCHER was appointed to the Board of Directors of the Company in December 1996. Mr. Fetscher also serves as the Chairman of First Security Bank. Mr. Fetscher is the President of Fetscher's Inc. He is also the Vice President of American Public Land Exchange Co., Inc. and the owner of Associated Agency, a company involved in real estate.

      FRED J. FLANDERS was appointed to the Board of Directors in August 1998 in connection with the acquisition of Valley Bank. Mr. Flanders is the Chairman of the Board of Valley Bank, and served as the President of Valley Bank from 1992 to 1998. Mr. Flanders also serves as a director of Big Sky Western Bank.

      JON W. HIPPLER has been the President and CEO of Mountain West Bank since its formation in 1993. Mr. Hippler became a director of the Company as a result of the Company's acquisition of Mountain West Bank in February 2000.

      RALPH K. HOLLIDAY was appointed to the Board of Directors on February 2002 in connection with the acquisition of Western Security Bank through merger with its parent company, WesterFed Financial Corporation. Mr. Holliday was President and CEO of Western Security Bank from April 1999 until September 2001, and was the President and CEO of WesterFed Financial Corporation prior to its merger with the Company. He was previously regional Vice Chairman of Key Bank N.A.

      L. PETER LARSON has been the President and CEO of American Timber Company and of L. Peter Larson Co. since 1978. Mr. Larson also serves as a director of Semitool, Inc., a publicly traded company. Mr. Larson has served as a director of the Company and/or Glacier Bank since 1985.

      JOHN S. MACMILLAN joined the Bank in 1967 and has been a director of the Company and/or Glacier Bank since 1977. Mr. MacMillan held the position of Executive Vice President of Glacier Bank from 1979 to 1989 and President and Chief Operating Officer of the Company and Glacier Bank from 1989 to 1992. From 1992 to July 1998, Mr. MacMillan served as President, Chief Executive Officer and Chairman of the Company. In July 1998, Mr. MacMillan retired as President and Chief Executive Officer of the Company. He retired as a director of First Security Bank and Valley Bank on December 31, 1999, and he retired as Chairman of Glacier Bank of Eureka and Glacier Bank of Whitefish in October 2001. Mr. MacMillan continues to serve as the Chairman of the Company, as well as Chairman of Glacier Bank.

      F. CHARLES MERCORD joined Glacier Bank in 1961. He served as President and Managing Officer of the Bank from 1977 to 1989 and as Chairman and Chief Executive Officer of Glacier Bank from 1989 until 1992. Mr. Mercord also served as Chairman and Chief Executive Officer of the Company from 1990 until 1992, and has been a director of the Company and/or Glacier Bank since 1975.

      EVERIT A. SLITER has been a partner of Jordahl & Sliter, a certified public accounting firm since 1965 and has served as a director of the Company and/or Glacier Bank since 1973.

      HAROLD A. TUTVEDT is the owner of Harold Tutvedt Farm. He has served as a director of the Company and/or Glacier Bank since 1983, and he is retiring from the Company's board of directors effective as of the Annual Meeting.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors met 15 times during the fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has established, among others, an Audit Committee and a Compensation Committee. Each director attended at least 75% of the meetings of the Board and of the committees on which he served, with the exception of Mr. Mercord, who attended 73% of the meetings. The following table shows the membership of the various committees during the fiscal year.

COMMITTEE MEMBERSHIP

-------------------------------------------------------------------------------
                NAME                AUDIT                  COMPENSATION
-------------------------------------------------------------------------------
Allen J. Fetscher                    |X|                        |X|
-------------------------------------------------------------------------------
Fred J. Flanders                     |_|                        |X|
-------------------------------------------------------------------------------
L. Peter Larson                      |X|                        |X|
-------------------------------------------------------------------------------
John S. MacMillan                    |X|                        |X|
-------------------------------------------------------------------------------
F. Charles Mercord                   |X|                        |X|
-------------------------------------------------------------------------------
Everit A. Sliter                     |X|*                       |X|
-------------------------------------------------------------------------------
Harold A. Tutvedt                    |X|                        |X|*
-------------------------------------------------------------------------------

*Chairman

      AUDIT COMMITTEE. The Audit Committee is composed of six independent directors (as defined by the Nasdaq listing standards) and operates under a formal written charter adopted by the Board of Directors. The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board. The Audit Committee also reviews procedures with respect to our records and its business practices, and reviews the adequacy and implementation of the internal auditing, accounting and financial controls. Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The committee's responsibly is to monitor and oversee this process. The Committee held 15 meetings during the year.

      COMPENSATION COMMITTEE. The Compensation Committee met one time for the purposes of reviewing salary and incentive compensation for the Chief Executive Officer and certain other executive officers, and reviewing and recommending to the full Board stock option grants for executive officers.

COMPENSATION OF DIRECTORS

      Directors who are Company employees receive no fees for their services as directors. Non-employee "outside" directors receive annual retainers as members of the Board. Each non-employee director receives $1,350 per month as a director of the Company, except that Messrs. Sliter and Larson were paid $6,900 and $2,100, respectively, for additional services performed. Mr. MacMillan, as Chairman of the Board, earned $1,775 per month.

      A similar program for directors of the Company's subsidiary banks has been established which is commensurate with the size of the institution and the responsibilities of its peer and affiliate banks.

DIRECTORS' STOCK OPTION PLAN

      In 1994, the Board of Directors and shareholders of the Company adopted the 1994 Directors' Stock Option Plan ("DSOP") for outside directors. Under the DSOP, 50,000 shares of common stock were reserved for issuance upon the exercise of nonqualified stock options granted to non-employee directors of the Company and each of the Company's subsidiary banks, subject to adjustment for any future stock split, stock dividend or other change in the capitalization of the Company.

      Under the DSOP, directors of the Company and its subsidiary banks have been granted options to purchase shares of common stock at a price equal to the fair market value of the common stock on the date of grant as follows: 9,000 shares to each director of the Company; 1,500 shares to the directors of Glacier Bank of Whitefish and Glacier Bank of Eureka; and 1,000 shares to directors of First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank, Mountain West Bank, and Western Security Bank. Each option granted under the DSOP expires upon the earlier of five years following the date of grant or three years following the date the optionee ceases to be a director, except in the event of death, in which case the period is one year from the date of death.

      At the 1999 Annual Meeting, the shareholders approved amendments to the DSOP, increasing the number of shares available under the DSOP by 100,000, to a total of 277,516 (as adjusted for subsequent stock splits and stock dividends), and extending the term of the DSOP to 15 years. In 2001, options to purchase 1,000 shares of the Company's common stock were granted to each of nine new non-employee subsidiary bank directors. As of December 31, 2001, 57,895 options remain available for further grants. At the Annual Meeting, the shareholders will be asked to approve an amendment to the DSOP to increase the total number of available shares by 500,000. See "Proposal No. 3 - Amendment to 1994 Directors' Stock Option Plan."

      HIPPLER EMPLOYMENT AGREEMENT. Effective February 4, 2000, the Company and Mountain West Bank entered into a three-year employment agreement with Jon W. Hippler, as President of Mountain West Bank, that provides for severance benefits payable to Mr. Hippler if he should be improperly terminated or voluntarily terminates his employment for good reason following a change in control. In the event of termination after a change in control, as defined in the agreement, Mr. Hippler would be entitled to receive an amount equal to one year's annual compensation, plus benefits. In addition, upon termination with Mountain West Bank, Mr. Hippler is prohibited from competing with the Company or Mountain West Bank for a period of two years from termination (up to three years from the effective date of the acquisition of Mountain West Bank).

      HOLLIDAY EMPLOYMENT AGREEMENT. Effective February 28, 2001, the Company and Western Security Bank entered into a one-year employment agreement, which may be extended by the Company for an additional six months, with Ralph K. Holliday, as President and Chief Executive Officer of Western Security Bank. The agreement acknowledges that due to the merger of the Company and WesterFed Financial Corporation, Mr. Holliday is entitled to receive a change of control payment in lump sum payment in the amount of $717,000, subject to certain limitations. The Company agrees to pay Mr. Holliday the change of control payment on the earlier of February 28, 2002 or the date of his termination of employment. The Company and Mr. Holliday mutually agreed to terminate the agreement in January 2002, and Mr. Holliday received the change in control payment at that time. Mr. Holliday is prohibited from competing with the Company or its bank subsidiaries in Montana for a period of one year following his termination of employment. As consideration for his promise not to compete, the Company paid Mr. Holliday a single payment of $30,000 on the date of his termination of employment.

                             EXECUTIVE COMPENSATION

      The following table summarizes the compensation awarded or paid to the Chief Executive Officer and to the three most highly compensated executive officers of Glacier Bancorp, Inc. and its subsidiaries, whose total compensation during the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

================================================================================================================================
                                                    Annual Compensation               Long Term Compensation
                                          ------------------------------------------  -----------------------
                                                                                        Awards      Payouts
                                                                                      -----------------------
                                                                                      Securities
                                                                      Other Annual    Underlying                 All Other
Name and                                                Bonus         Compensation      Options    LTIP         Compensation
Principal Position              Year      Salary         (1)              (2)             (3)       Payouts      (4)(5)(6)
-------------------------------------------------------------------------------------------------------------------------------
Michael J. Blodnick             2001      $200,000      $75,000            $0            7,825         $0         $88,129
  President and Chief           2000       169,547       40,000             0            2,915          0          24,523
  Executive Officer             1999       168,040       40,000             0            6,601          0          24,352
-------------------------------------------------------------------------------------------------------------------------------
William L. Bouchee              2001       152,072       19,650             0            7,825          0          25,352
  President, First Security     2000       136,453       23,076             0            2,915          0          21,843
  Bank                          1999       132,020       22,831             0            6,601          0          23,730
-------------------------------------------------------------------------------------------------------------------------------
Jon W. Hippler
  President, Mountain West      2001       151,481       25,000             0            6,883          0           9,236
  Bank                          2000       125,000            0             0            1,767          0          12,424
-------------------------------------------------------------------------------------------------------------------------------
James H. Strosahl               2001       145,000       63,660             0            7,825          0          29,329
  Executive Vice President,
  Chief Financial Officer,      2000       116,285       30,000             0            2,915          0          20,915
  Treasurer and Secretary       1999       108,000       30,000             0            6,601          0          20,929
================================================================================================================================

----------
(1) Includes $18,750 and $12,500 deferred by Messrs. Blodnick and Strosahl, respectively, pursuant to the Company's Deferred Compensation Plan.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Company-owned automobiles and the payment of certain club dues. In the opinion of management of the Company the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 2001 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Includes awards granted pursuant to the Company's Incentive Stock Option Plans. Amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(4) Includes amounts allocated or paid by the Company during the year ended December 31, 2001 on behalf of Messrs. Blodnick, Bouchee, Hippler and Strosahl pursuant to the Company's 401(k) Profit Sharing and Pension Plan and SERP in the amounts of $87,499, $23,673, $6,625 and $28,091, respectively.

(5) Includes life insurance premiums paid by the Company during the year ended December 31, 2001 on behalf of Messrs. Blodnick, Bouchee, Hippler and Strosahl in the amounts of $630, $1,679, $1,311, and $1,238, respectively.

(6) Includes director and committee fees of $1,300 paid by Mountain West Bank to Mr. Hippler.

STOCK OPTIONS

      OPTION GRANTS. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 2001.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

=====================================================================================================================
                                                                                        Potential Realizable Value
                                                                                          at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                                 Individual Grants                                          for Option Term(1)
---------------------------------------------------------------------------------------------------------------------
                            Number of
                            Securities         % of Total
                            Underlying          Options
                             Options            Granted       Exercise   Expiration
         Name              Granted (2)        to Employees    Price(3)      Date            5%              10%
---------------------------------------------------------------------------------------------------------------------
Michael J. Blodnick           2,825              1.27%         $13.56     01/31/06        $10,583         $23,387
                              5,000              2.25%         $17.50     11/20/06        $24,175         $53,420
---------------------------------------------------------------------------------------------------------------------
William L. Bouchee            2,825              1.27%         $13.56     01/31/06        $10,583         $23,387
                              5,000              2.25%         $17.50     11/20/06        $24,175         $53,420
---------------------------------------------------------------------------------------------------------------------
Jon W. Hippler                1,883              0.85%         $13.56     01/31/06        $7,055          $15,589
                              5,000              2.25%         $17.50     11/20/06        $24,175         $53,420
---------------------------------------------------------------------------------------------------------------------
James H. Strosahl             2,825              1.27%         $13.56     01/31/06        $10,583         $23,387
                              5,000              2.25%         $17.50     11/20/06        $24,175         $53,420
=====================================================================================================================

---------------
(1) The potential realizable value portion is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five-year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company's stock option plan is administered by a Committee of the Board of Directors, which determines to whom options are granted, as well as the number of shares and the exercise price. The options vest over two years from the date of grant. Options are granted at the fair market value and are exercisable for a period up to five years. Options may be exercised for a period of 90 days following termination of employment and for one year following death or disability, or upon the original expiration date, whichever is earlier.

(3) The exercise price was based on the market price of the Common Stock on the date of grant.

      OPTION EXERCISES. The following table sets forth certain information concerning exercises of stock options under the stock option plans by the named executive officers during the year ended December 31, 2001, and stock options held at year-end.

======================================================================================================================
                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND YEAR END OPTION VALUES
======================================================================================================================
                                                                                                 Value of
                           Shares                               Number of                Unexercised In-the-Money
                        Acquired on        Value               Unexercised                      Options at
        Name            Exercise(1)      Realized         Options at Year End(1)                Year End(2)
                                                      -----------------------------    --------------------------------
                                                       Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Michael J. Blodnick       13,026          $43,383        26,993          10,740          $137,549        $59,007
-----------------------------------------------------------------------------------------------------------------------
William L. Bouchee        11,280          $75,793        15,713          10,740          $ 37,278        $59,007
-----------------------------------------------------------------------------------------------------------------------
Jon W. Hippler                 0          $     0        27,718           8,827          $330,339        $44,356
-----------------------------------------------------------------------------------------------------------------------
James H. Strosahl          4,392          $16,277        20,417          10,740          $ 96,831        $59,007
======================================================================================================================

(1) The share amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(2) The average of the high and low sales prices of a share of Common Stock as reported on the NASDAQ National Market System on December 31, 2001 was $20.91. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock options.

EMPLOYMENT ARRANGEMENTS

      Below are summaries of certain agreements between executive officers listed in the compensation table and the Company or its subsidiaries. These summaries are qualified in their entirety by the individual agreements.

      BLODNICK EMPLOYMENT AGREEMENT

      During calendar year 2001, Mr. Blodnick's employment was governed by an employment agreement dated January 1, 2001. The Agreement terminated December 31, 2001 and a new agreement was entered into effective January 1, 2002. The agreement provides for an annual salary, with subsequent increases subject to the Boards' review of Mr. Blodnick's compensation and performance. Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. The agreement provides that if Mr. Blodnick's employment is terminated by the Company within three years following a change of control (or in some circumstances following the announcement of a change of control that subsequently occurs) otherwise than for cause (as defined in the agreement), Mr. Blodnick will be entitled to receive the greater of (i) the compensation and benefits he would have been entitled to for the remainder of the term of the agreement, or (ii) an amount equal to 2.99 times his then current annual salary, plus continued employment benefits for 2.99 years following termination. This amount (2.99 times annual salary plus continuation of benefits) would also be payable if Mr. Blodnick terminates his employment within three years of a change of control. The agreement also restricts Mr. Blodnick from competing with the Company or its subsidiaries during the term of the agreement and for a three year period following his termination of employment.

      STROSAHL EMPLOYMENT AGREEMENT

      During calendar year 2001, Mr. Strosahl's employment was governed by an employment agreement dated January 1, 2001. The Agreement terminated December 31, 2001 and a new agreement was entered into effective January 1, 2002. The agreement provides for an annual salary, with subsequent increases subject to the Board's review of Mr. Strosahl's compensation and performance. Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. The agreement provides that if Mr. Strosahl's employment is terminated by the Company within three years following a change of control (or in some cases following the announcement of a change of control that subsequently occurs) otherwise than for cause (as defined in the agreement), Mr. Strosahl will be entitled to receive the greater of (i) the compensation and benefits he would have been entitled to for the remainder of the term of the agreement, or
(ii) an amount equal to two times his then current annual salary, plus continued employment benefits for two years following termination. This amount (two times annual salary plus continuation of benefits) would also be payable if Mr. Strosahl terminates his employment within three years of a change of control. The agreement also restricts Mr. Strosahl from competing with the Company or its subsidiaries during the term of the agreement and for a two year period following his termination of employment.

DEFERRED COMPENSATION PLAN

      In December 1995, the Board of Directors adopted a Deferred Compensation Plan ("DCP") for directors and certain officers and key employees, as designated by resolution of the Board of Directors. The DCP generally provides for the deferral of certain taxable income earned by participants in the DCP. Non-employee directors may elect to have any portion of his or her director's fees deferred. Designated officers or key employees may elect to defer annually under the DCP up to 25% of his or her salary to be earned in the calendar year, and up to 100% of any cash bonuses.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      In December 1995, the Board of Directors adopted a nonqualified and nonfunded Supplemental Executive Retirement Plan ("SERP") for senior executive officers. The SERP is intended to supplement payments due to participants upon retirement under the Company's other qualified plans. The SERP generally provides that the Company will credit a qualified participant's account on an annual basis, an amount equal to employer contributions that would have otherwise been allocated to the executive's accounts under the tax-qualified plans were it not for limitations imposed by the Internal Revenue Service, or participation in the deferred compensation plan. Messrs. Blodnick, Bouchee and Strosahl are all participants in the SERP. Messrs. Blodnick, Bouchee and Strosahl received an allocation under the plan in the amounts of $6,535, $348 and $1,203, respectively, for the fiscal year 2001.

1989 INCENTIVE STOCK OPTION PLAN

      In 1989, the Company adopted and the shareholders approved the 1989 Incentive Stock Option Plan, which authorized the grant and issuance of 521,649 shares of Common Stock (as adjusted for subsequent stock splits and stock dividends) to key employees of the Company. At December 31, 2001, all options to purchase shares under the 1989 Plan have been granted and no shares remain available for future grants. The 1989 Plan has been supplemented by the 1995 Employee Stock Option Plan as described below.

1995 EMPLOYEE STOCK OPTION PLAN

      At the 1995 Annual Meeting, the shareholders adopted the 1995 Employee Stock Option Plan. The 1995 Plan is administered by the Board of Directors (or a Committee appointed by the Board). It allows stock options to be granted to key employees of the Company in any combination up to an aggregate of 507,779 shares of Company Common Stock, as adjusted for stock splits, stock dividends, or other changes in the capitalization of the Company. The 1995 Plan provides for the issuance of options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, and nonqualified stock options.

      At the 1999 Annual Meeting, the shareholders approved amendments to the 1995 Plan, increasing the number of shares available under the 1995 Plan by 600,000, to an aggregate of 1,340,413 shares (as adjusted for stock splits and stock dividends) and allowing for the cashless exercise of stock options, subject to the Company's approval. As of December 31, 2001, options to purchase an aggregate of 838,621 shares have been granted and 501,792 remain available for further grant. At the Annual Meeting, the shareholders will be asked to approve an amendment to the 1995 Plan to increase the total number of available shares by 1,000,000. See "Proposal No. 2 - Amendment to 1995 Employee Stock Option Plan."

                            REPORT OF AUDIT COMMITTEE

      The Audit Committee has met and held discussions with management and the Company's independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

      Based on the Committee's review of the audited consolidated financial statements and the various discussions with management and the independent accountants noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                      AUDIT COMMITTEE MEMBERS - FISCAL 2001

      EVERIT A. SLITER (CHAIRPERSON) o ALLEN J. FETSCHER o L. PETER LARSON
             JOHN S. MACMILLAN o F. CHARLES MERCORD o HAROLD TUTVEDT

                        REPORT OF COMPENSATION COMMITTEE

      Below is our report of the Compensation Committee of the Board. The Compensation Committee is comprised of non-employee directors and is responsible for establishing and administering the Company's executive compensation program and general compensation policies and incentive plans. This report is specific to compensation during the fiscal year 2001; however, the Compensation Committee does not intend to dramatically alter its basic philosophies and objectives in the near future.

      The Company, acting through the Compensation Committee, believes compensation of its executives and other key personnel should reflect and support the goals and strategies of the Company.

      COMPENSATION PHILOSOPHY, OBJECTIVES AND STRUCTURE. The Compensation Committee's principal objectives in determining compensation are to attract, reward and retain key executive officers, to motivate executive officers to perform to the best of their abilities, and to achieve short-term and long-tern corporate objectives that will contribute to the overall goal of enhancing shareholder value. To further these objectives, the Compensation Committee has adopted the following policies:

      o We will compensate competitively with our peer groups and similarly performing financial companies.

      o Our performance at the corporate, subsidiary and individual executive officer level will determine a significant portion of compensation, with due regard to financial performance relative to peer groups.

      o Attaining realizable but challenging objectives will determine performance-based compensation.

      o We will encourage executive officers to hold substantial long-term equity stakes in the Company, so that their interests will coincide with the interests of our shareholders; accordingly, stock options will constitute a significant portion of compensation.

Elements of our compensation of executive officers are:

      o     Base salary and bonuses;

      o     Incentive compensation in the form of stock options;

      o     Our Deferred Compensation Plan; and

      o Other compensation and benefits generally available to all employees, such as health, life and disability insurance and Company contributions under our 401(k) and pension plans.

      The Compensation Committee believes that our goals are best supported by attracting and retaining well-qualified executive officers and other employees through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to our success, and with a special emphasis on aligning the interests of our executive officers and other employees with those of our shareholders.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER

      The Chief Executive Officer's compensation is based on an evaluation of several performance factors. Where possible, objective measurements are used with heavy emphasis on the Company's financial results. In addition, a number of subjective evaluations of performance are used, including but not limited to general leadership qualities, effective management of the Company's human resources, and the ability to anticipate and prepare for future opportunities and challenges.

      These evaluations and independent survey data are used to establish the total compensation to be paid to Mr. Blodnick. Mr. Blodnick's incentive compensation is based, among other things, on his performance of his duties and the safety, soundness and profitability of the Company. The bonus will reflect Mr. Blodnick's contribution to the performance of the Company during the year, also taking into account the nature and extent of incentive bonuses paid to comparable senior officers at the Company.

      Based on its evaluation of the foregoing factors, the Compensation Committee has in recent years recommended increases in the amount of Mr. Blodnick's compensation. Mr. Blodnick's salary increased approximately $30,000 in 2001 to $200,000, and he received an annual bonus of $75,000, an increase of $35,000 over 2000. Mr. Blodnick declined any salary increase during the years 1998 through 2001, and he requested that the amount of his 1998 annual bonus be reduced in calendar years 1999 through 2000.

                         COMPENSATION COMMITTEE MEMBERS

       HAROLD TUTVEDT (CHAIRPERSON) o ALLEN J. FETSCHER o FRED J. FLANDERS
   L. PETER LARSON o JOHN S.MACMILLAN o F. CHARLES MERCORD o EVERIT A. SLITER

                             STOCK PERFORMANCE GRAPH

      The following graphs compare the yearly cumulative total return of the Common Stock over both a five-year and ten-year measurement period with (i) the yearly cumulative total return on the stocks included in the Standard & Poor's ("S&P") 500 Composite Index and (ii) the SNL Bank Index comprised of banks with total assets between $1 billion and $5 billion. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

--------------------------------------------------------------------------------
                     GLACIER BANCORP STOCK PRICE PERFORMANCE
                              FIVE-YEAR PERFORMANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              GLACIER BANCORP, INC.
--------------------------------------------------------------------------------

                          [FIVE YEAR PERFORMANCE GRAPH]

                                                         PERIOD ENDING
                           ---------------------------------------------------------------------------
INDEX                          12/31/96     12/31/97    12/31/98    12/31/99     12/31/00    12/31/01
------------------------------------------------------------------------------------------------------
Glacier Bancorp, Inc.            100.00       157.06      155.48      129.49       113.58      200.46
S&P 500                          100.00       133.37      171.44      207.52       188.62      166.22
SNL $1B-$5B Bank Index           100.00       166.77      166.38      152.91       173.53      210.83

--------------------------------------------------------------------------------
                     GLACIER BANCORP STOCK PRICE PERFORMANCE
                              TEN-YEAR PERFORMANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              GLACIER BANCORP, INC.
                                  PERIOD ENDING
--------------------------------------------------------------------------------

                          [TEN YEAR PERFORMANCE GRAPH]

INDEX                   12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
------------------------------------------------------------------------------------------------------------------------------------
Glacier Bancorp, Inc. ..  100.00    176.44    212.38    190.64    265.40    363.66    571.18    565.42    470.91    413.04    729.00
S&P 500 ................  100.00    107.62    118.47    120.03    165.13    202.89    270.59    347.84    421.04    382.69    337.23
SNL $1B-$5B Bank Index..  100.00    144.84    174.08    183.28    246.47    319.51    532.84    531.61    488.58    554.43    673.64

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      The following table sets forth information with respect to the executive officers who are not directors or nominees for director of the Company, and executive officers and directors as a group. All executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

                                                                          Amount and Nature of
                                                                          Beneficial Ownership of
                                                                            Common Stock as of
NAME AND AGE            POSITION                                             JANUARY 15, 2002*
------------            --------                                           --------------------
James H. Strosahl, 60   Executive Vice President, Chief Financial                58,987(1)
                        Officer, Secretary and Treasurer of the                    0.35%
                        Company; Senior Vice President and Chief

                        Financial Officer of Glacier Bank; Director of        1,682,407(2)
                        Glacier Bank of Whitefish; employed since 1993             9.90%
                        Executive officers and directors as
                        a group (12 individuals)

----------
* Share amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(1) Includes 28,521 shares held jointly with Mr. Strosahl's wife with whom voting and dispositive power is shared; 14,656 shares held in an IRA account; and 15,810 shares that could be acquired within 60 days by the exercise of stock options

(2) Includes 132,601 shares held by executive officers and directors as a group, which could be acquired within 60 days by the exercise of stock options.

BENEFICIAL OWNERS

      The following table includes information concerning the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Annual Meeting record date.

                                        Amount and Nature
Name and Address of                       of Beneficial
Beneficial Owner                           Ownership (1)       Percent of Class
----------------                        -----------------      ----------------
T. Rowe Price Associates, Inc.            1,277,860 (2)              7.6%
100 E. Pratt Street
Baltimore, Maryland  21202

(1) Pursuant to rules promulgated by the Securities and Exchange Commission under the Exchange Act, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.

(2) Based on an amended Schedule 13G filed under the Exchange Act. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                          TRANSACTIONS WITH MANAGEMENT

CERTAIN TRANSACTIONS

      Jordahl & Sliter, a certified public accounting firm in which Everit A. Sliter is a partner, performs tax services for the Company in the ordinary course of business. The Company believes that these services have been provided on terms which are no less favorable than which could have been obtained in dealings with non-affiliates and that any future transactions will be conducted on such basis.

EMPLOYEE LOAN PROGRAM

      Federal regulations require that all loans or extensions of credit to executive officers and directors of the Company and the Subsidiaries must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other nonaffiliated persons and must not involve more than the normal risk of repayment or present other unfavorable features. The regulations authorize that a bank may make extensions of credit pursuant to a benefit or compensation program that (i) is available to all employees of the bank or its affiliates; and (ii) does not give preference to any insider over other employees of the bank or its affiliates. The regulations govern the amount of credit that a bank may extend to an insider, and, in those instances where the loan exceeds the allowed limit, requires that (i) the loan be approved by a majority of the board of directors; and (ii) the insider abstain from participating directly or indirectly in the voting.

      The Company has adopted an Employee Loan Program, providing that loans be made to executive officers and directors and all other employees of the Company and its Subsidiaries on equal terms. Set forth below is certain information as of December 31, 2001 relating to loans which, in the aggregate, exceed $60,000 and which were made on preferential terms, as explained above, to executive officers and directors of the Company. All loans are secured by real estate, except as noted. The table does not include loans which have been made on the same terms, including interest rates and collateral, as those made to non-affiliated parties and which in the opinion of management do not involve more than the normal risk of repayment or present other unfavorable features.

                                           Largest Aggregate
                           Nature of         Amount during                          Interest    Note Rate at
                         Transaction      January 1, 2001 to     Balance at         Rate to     December 31,
        Name           and Indebtedness   December 31, 2001   December 31, 2001    Employee(1)    2001(2)
        ----           ----------------   ------------------  -----------------    -----------    -------
John S. MacMillan      First Mortgage on        96,996              95,494         4.66%          5.50%
Chairman               primary residence

F. Charles Mercord,    First Mortgage on       125,753             117,860         5.56%          6.12%
Director               primary residence

Everit A. Sliter,      First Mortgage on        69,159              62,793         5.10%          6.61%
Director               primary residence
                       Home Equity
                       Line (2nd)               38,793              38,778         3.75%          4.75%

                                           Largest Aggregate
                           Nature of         Amount during                          Interest    Note Rate at
                         Transaction      January 1, 2001 to     Balance at         Rate to     December 31,
        Name           and Indebtedness   December 31, 2001   December 31, 2001    Employee(1)    2001(2)
        ----           ----------------   ------------------  -----------------    -----------    -------
James H. Strosahl,     First Mortgage on
Executive Vice         primary residence       $142,146           $132,673         4.66%          6.12%
President, CFO,
Treasurer and
Secretary

(1) This reflects borrowing to finance home improvements or to purchase homes and is 1% above Glacier Bank's cost of money. For Home Equity Line, the rate charged is 1% less than the rate charged to non-employees.

(2) This will become the applicable interest rate if the officer or director's employment with the Company is resigned or otherwise terminated.

          PROPOSAL NO. 2 - AMENDMENT TO 1995 EMPLOYEE STOCK OPTION PLAN

      In 1995, the Company adopted, and the shareholders approved, the 1995 Employee Stock Option Plan. As described in "Executive Compensation - 1995 Employee Stock Option Plan" the 1995 Plan currently provides that up to 1,107,779 shares of Common Stock be available for issuance pursuant to the grant of stock options, as adjusted for stock splits and stock dividends. The Company believes that the 1995 Plan has contributed to the Company's ability to attract and retain valued key employees, thereby strengthening their incentive to achieve the objectives of the Company's shareholders.

      Subject to shareholder approval, the Board of Directors has approved an amendment to the 1995 Plan that will increase the number of shares available under the 1995 Plan by 1,000,000 shares, to an aggregate of 2,107,779 shares. The Board believes that having additional shares available for stock options in the future is an important tool in attracting and retaining employees to allow us to continue to grow and prosper.

      PARTICIPANTS. Employees that the Board or the Committee determines to be "key employees" of the Company or its Subsidiaries are eligible to participate in the 1995 Plan.

      ADMINISTRATION OF THE PLAN. The 1995 Plan is administered by the Board of Directors (or a Committee appointed by the Board). It allows additional stock options to be granted in any combination up to an aggregate of 2,107,779 shares of Common Stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company. The Board believes that stock options are an important element in attracting and incenting the best employees available. The Board also believes that stock ownership by employees also more closely aligns their interests with those of the shareholders. The 1995 Plan provides for the issuance of options that qualify as "incentive stock options" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, and nonqualified stock options ("NQSO").

      TERM OF PLAN. The 1995 Plan will expire in the year 2005. The Board of Directors has the authority to terminate the 1995 Plan at any time. The 1995 Plan may subsequently be amended by the Board of Directors without shareholder approval, except that no such amendment may (i) increase the number of shares of Common Stock that may be issued pursuant to the 1995 Plan, or (ii) change the class of employees who may be granted options, without shareholder approval.

      GRANT AND PRICE OF OPTIONS. The Board of Directors (or a committee of the Board) will determine the terms and conditions of the options granted under the 1995 Plan, including the price, the date or conditions upon which the options become exercisable and the termination date (subject to the terms of the plan).

      The 1995 Plan provides that the exercise price of any option granted under the 1995 Plan may be no less than the greater of the fair market value or net book value of the stock at the date the option is granted. The exercise price of an ISO may not be less than the fair market value of the Common Stock at the date the option is granted, and in some cases must be at least 110% of such fair market value. No option may in any event be exercisable more than ten years from the date of the grant of such option, and under certain circumstances ISOs may not be exercisable more than five years from the date of grant.

      FEDERAL TAX TREATMENT. The 1995 Plan provides for the issuance of options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. Holders of incentive stock options incur no tax (and the Company is not entitled to a deduction) on the grant or exercise of such options. When stock received upon exercise of an incentive stock option is sold, the holder incurs tax at capital gain rates, so long as the date of the sale is at least two years from the date the options were issued and one year from the date the options were exercised. In order to qualify under Section 422, incentive stock options are subject to a number of restrictions, including the following: (i) the option price may not be less than the fair market value of the stock at the time the option is granted, and (ii) the aggregate fair market value of the stock for which an employee's incentive stock options first become exercisable in any year may not exceed $100,000.

      VOTE REQUIRED AND DIRECTOR'S RECOMMENDATION. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual meeting will be required to approve the amendments to the 1995 Plan.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN.

        PROPOSAL NO. 3 - AMENDMENTS TO 1994 DIRECTORS' STOCK OPTION PLAN

      The Company has maintained a stock option plan for the benefit of nonemployee directors since 1994. As described in "Compensation of Directors - Directors' Stock Option Plan" the DSOP currently provides that up to 190,750 shares of the Company's Common Stock be available for issuance pursuant to the grant and exercise of stock options, as adjusted for stock dividends and splits.

      Subject to shareholder approval, the Board of Directors has approved amending the DSOP to increase the number of shares available under the DSOP by 500,000 shares to an aggregate of 690,750 shares. The Board believes that having additional shares available for future stock option grants to directors is important, particularly, as the Company continues to grow and expand. The Board believes that stock options are an important component of director compensation designed to further align the interests of directors with those of the shareholders.

      ADMINISTRATION OF THE DSOP. The DSOP is administered by the Board of Directors (or a committee of the Board). Options may be granted only to nonemployee directors. The DSOP will allow additional stock options to be granted for a total of 690,750 shares of Company Common Stock, subject to appropriate adjustments for any stock splits, stock dividends or other changes in the capitalization of the Company.

      GRANT AND PRICE OF OPTIONS. All options granted under the DSOP are nonqualified stock options. The DSOP provides that the exercise price of options must be equal to the greater of (i) the par value of the Common Stock, and (ii) the fair market value of the Company's Common Stock on the date of grant.

      TERM OF PLAN AND OPTIONS. The DSOP has a term of fifteen years and will expire in year 2009. All options granted under the DSOP will expire not more than five years from the date of grant, and will become vested and exercisable six months from the date of grant. The Board of Directors would have the authority to terminate the DSOP at any time. The DSOP may be amended by the Board of Directors without shareholder approval, except that no such amendment may (i) increase the number of shares that may be issued pursuant to the DSOP, or (ii) change the class of individuals who may be granted options, without shareholder approval.

      FEDERAL TAX TREATMENT. While no taxable income is recognized upon the grant of a nonqualified stock option, recipients will generally recognize ordinary income equal to the fair market value of the shares on the date of exercise over the exercise price. The amount of such income would be a deductible compensation expense for the Company.

      VOTE REQUIRED AND DIRECTOR'S RECOMMENDATION. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual meeting will be required to approve the amendments to the DSOP.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENTS TO THE 1994 DIRECTOR STOCK OPTION PLAN.

                COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

      Section 16(a) of the Securities Exchange Act of 1934 requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the Securities and Exchange Commission regarding beneficial ownership of Company stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

      Based solely on our review of the copies of the filings which we received for the fiscal year ended December 31, 2001, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis, except that Mr. Allen J. Fetscher inadvertently failed to file a statement of change in beneficial ownership on Form 4 to report a transaction in July 2001, and Mr. William L. Bouchee inadvertently failed to file a statement of change in beneficial ownership on Form 4 to report a transaction in November 2001. All required forms have subsequently been filed to report these transactions.

                                    AUDITORS

      KPMG LLP, independent auditors, performed the audit of our consolidated financial statements, which include our subsidiaries, for the year ended December 31, 2001. A representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires.

FEES PAID TO INDEPENDENT AUDITORS

      During the fiscal year ended December 31, 2001, fees paid to our independent auditors, KPMG LLP, consisted of the following:

      AUDIT FEES. Audit fees billed to us by KPMG LLP for the audit of the 2001 annual financial statements, and the reviews of the 2001 quarterly reports on Form 10-Q were $118,850.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. We did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

      ALL OTHER FEES. Fees billed to us by KPMG LLP during our 2001 fiscal year for all other services rendered to us totaled $108,991, consisting of fees for non-audit services of $21,000 and audit-related services of $87,991. Non-audit fees were paid for conducting a data center controls review. Audit-related services consisted of issuances of letters to underwriters, audits of financial statements of certain employee benefit plans, review of registration statements and issuance of consents.

      For the fiscal year 2001 the Board considered and deemed the services provided by KPMG LLP were compatible with maintaining the principal accountant's independence.

                                 OTHER BUSINESS

      The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2003 annual shareholder's meeting must be received by the Secretary of the Company before November 27, 2002, for inclusion in the 2003 proxy statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 10, 2003, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

                          ANNUAL REPORT TO SHAREHOLDERS

      ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to James H. Strosahl, Corporate Secretary, at 49 Commons Loop, Kalispell, Montana 59901.

March 27, 2002                          BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ James H Strosahl
                                        James H. Strosahl, Secretary

                      [This Page Intentionally Left Blank]

                              GLACIER BANCORP, INC.
                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints John S. MacMillan and Everit A. Sliter and each of them (with full power to act alone), my Proxies, with full power of substitution as Proxy, and hereby authorizes Messrs. MacMillan and Sliter to represent and to vote, as designated below, all the shares of common stock of Glacier Bancorp, Inc., held of record by the undersigned on March 5, 2002, at the Annual Meeting of Shareholders to be held on April 24, 2002, or any adjournment of such Meeting.

1.    ELECTION OF DIRECTORS FOR CLASS TO EXPIRE IN 2005

      A. |_| I vote FOR all nominees listed below (except as marked to the contrary below)

      B. |_| I WITHHOLD AUTHORITY to vote for all nominees listed below:

      C. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below:

            NOMINEES: Michael J. Blodnick o Allen J. Fetscher o Fred J. Flanders

2.    ELECTION OF DIRECTOR FOR CLASS TO EXPIRE IN 2004

      A. |_| I vote FOR nominee Jon W. Hippler

      B. |_| I WITHHOLD AUTHORITY to vote for nominee Jon W. Hippler.

3. APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK OPTION PLAN. To consider and vote on an amendment to increase the number of shares reserved for issuance under the 1995 Employee Stock Option Plan.

               |_| FOR             |_| AGAINST         |_| ABSTAIN

4. APPROVAL OF AMENDMENT TO 1994 DIRECTORS' STOCK OPTION PLAN. To consider and vote on an amendment to increase the number of shares reserved for issuance to the 1994 Directors' Stock Option Plan.

               |_| FOR             |_| AGAINST         |_| ABSTAIN

                  (Continued and to be signed on reverse side)

5. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

      Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

      The Board of Directors recommends a vote "FOR" the listed proposals.

                                        Date:_____________________________, 2002


                                        ________________________________________
                                        Signature of Shareholder

                                        ________________________________________
                                        Signature of Shareholder

                                        ALL JOINT OWNERS MUST SIGN.

                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE. IF MORE THAN
                                        ONE TRUSTEE, ALL SHOULD SIGN.